                                                                   Exhibit 10.41


                          SUPPLY AND SERVICES AGREEMENT


     THIS SUPPLY AND SERVICES AGREEMENT (this "Agreement") is made and entered into this 12th day of April, 2001 (the "Effective Date") by and between PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation ("PPTI") and SPINE WAVE, INC., a Delaware corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, PPTI and Company are parties to the License Agreement between Company and PPTI of even date herewith (the "License Agreement") wherein Company has acquired from PPTI a license to Intellectual Property for use in the Field.

     WHEREAS, PPTI has experience in the development of Products and has the facilities, equipment, employees, materials and other resources to accomplish development and manufacturing activities, on behalf of Company, with respect to the Intellectual Property.

     WHEREAS, Company desires to engage PPTI to perform such services and provide such materials in connection with the development and manufacturing activities, and PPTI is willing to provide such services and materials.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions. All capitalized terms used but not defined in this
          -----------
Agreement shall have the meanings ascribed thereto in the License Agreement. The following terms shall have the meanings set forth below:

     "Additional Services" shall mean the individuals, services and rates set forth on Schedule 5 attached hereto.
         ----------

     "Additional Term" shall mean the term commencing on the first day of the eleventh (11th) consecutive month following the Effective Date and expiring on the last day of the twenty-fourth (24th) consecutive month following the Effective Date.

     "Clinical Use" shall mean use in human clinical trials.

     "Direct Cost" shall mean solely the costs and expenses of (i) raw materials and supplies, (ii) payroll costs (burdened to include benefits and payroll taxes, but not facilities or overhead costs), (iii) that portion of utilities used in the manufacture of Qualified Lots and (iv) the applicable quality control tests as set forth on Schedule 3.
                              ----------

     "Escrow Agreement" shall mean that certain escrow agreement between PPTI and Company of even date herewith.

     "Escrow Materials" shall have the meaning set forth in the Escrow
Agreement.

     "Fully-Burdened Cost" shall mean all of the direct and proportional indirect costs and expenses for providing the specified Materials or services, including but not limited to raw materials and supplies, labor, equipment, utilities, facilities and overhead as determined according to generally accepted accounting principles (GAAP) consistently applied.

     "Initial Services" shall mean the individuals, services and rates set forth on Schedule 4 attached hereto.
   ----------

     "Initial Term" shall mean the term commencing on the Effective Date and continuing for ten (10) consecutive months thereafter.

     "Materials" shall mean materials provided by PPTI to the Company including a minimum of two (2) protein polymers plus crosslinker used in prior spine studies by PPTI and the manufacture of protein polymers on an ongoing as requested basis of up to one Qualified Lot per month.

     "Non-Clinical Use" shall mean use in pre-clinical studies, including animal studies.

     "PPTI Facilities" shall mean PPTI's offices and laboratory space located at 10655 Sorrento Valley Road, San Diego, California 92121 or, in the event PPTI no longer maintains offices and laboratory space at such address, such new address as PPTI shall maintain offices and/or laboratory space.

     "Protein Polymer Design and Supply Services Escrow Materials" shall have the meaning set forth in the Escrow Agreement.

     "Purchase Agreement" shall mean that certain founders stock purchase agreement entered into between PPTI and the Company of even date herewith.

     "Qualified Lot" shall mean any lot of Material which has successfully passed the quality control procedures set forth on Schedule 3 and designated for
                                                   ----------
such lot by Company.

     "Regulatory Approval" shall mean with respect to any country, filing for and receipt of all regulatory agency or other registrations and approvals required in such country in respect of Materials for any purpose specified in this Agreement or, if no purpose is specified, to enable the Materials to be manufactured and for Non-Clinical Use or Clinical Use to take place in such country.

     "Start-Up Term" shall mean the term commencing on the Effective Date and continuing until the earlier of i) the date on which the Company completes the sale or sales of shares of its preferred stock resulting in aggregate gross proceeds to the Company in excess of $10 million, or ii) upon the expiration of twenty-four (24) consecutive months following the Effective Date; provided however, that in no event shall this term expire prior to the last day of the twelfth consecutive month following the Effective Date.

     "Voting Agreement" shall mean that certain voting agreement entered into between PPTI, the Company and the Company's stockholders dated of even date herewith.

     2.   Supply of Materials.
          -------------------

          (a) During the Start-Up Term, PPTI shall provide Materials to Company and Company shall purchase Materials from PPTI for Non-Clinical Use as set forth in Schedule 1 attached hereto.
   ----------

          (b) After the Start-Up Term or for purchases of Materials made for Clinical Use during the Start-Up Term, PPTI shall provide Materials to the Company and Company shall purchase Materials from PPTI as set forth in Schedule
                                                                       --------
2 attached hereto.
-

          (c) At Company's request and expense at any time after the Initial Term, PPTI shall promptly establish, qualify, procure any necessary permits and certifications for and otherwise prepare for operation a back-up manufacturing site for the manufacture of any protein polymers manufactured by PPTI or that PPTI is obligated to manufacture under this Agreement. PPTI agrees that any contract between PPTI and a third party for such back-up manufacturing site shall provide for **.

     3.   Production and Quality Control.
          ------------------------------

          (a) PPTI warrants, represents and covenants that all Materials produced for or sold to Company shall be manufactured free from defects in materials and workmanship and in accordance with specifications set forth in paragraph (b) below. Further, PPTI warrants, represents and covenants that the Materials will meet the specifications in any applicable Regulatory Approvals, including compliance with applicable Quality System Regulations and ISO 9001 Standards in effect at the time of production and/or such other lawful and appropriate standards as the parties may agree upon in writing. Company acknowledges that production specifications may be changed from time to time to comply with applicable laws and regulations.

          (b) At Company's request, PPTI shall perform one or more of the quality control procedures set forth on Schedule 3 for each lot of Material
                                        ----------
provided to Company. PPTI shall deliver to Company a copy of test results for each lot of Material supplied to Company. All Material supplied to Company shall have passed such quality control tests and PPTI shall immediately bring to the attention of Company any Material that did not meet such quality control requirements. Materials that meet such quality control requirements and which are not objected to by Company within thirty (30) days after receipt shall be presumed to be free from defects in material and workmanship, in the absence of manifest error.

          (c) PPTI shall retain samples of all ingredients, packaging materials, records and data as may be in accordance with the sample and record retention policies which PPTI uses in connection with manufacture of Materials for its own account; provided such retention shall at all times be in accordance with all applicable Regulatory Approvals, Quality System Regulations and ISO 9001 Standards. Company shall have the right, no more frequently than once every twelve (12) months, to review PPTI's manufacturing procedures and operations and its records relating to the manufacture and shipment of Materials. No inspection or testing of Materials by Company, or failure to test or inspect, shall relieve PPTI of its obligations hereunder. Copies of

**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

any certificates, reports, test results or other information produced by PPTI, or by a third party consultant or contractor at PPTI's request, that directly relate to lots of Material sold to Company shall, upon the written request of Company, be furnished to Company and may be relied upon by it.

     4.   Services.
          --------

          (a) During the Initial Term, PPTI shall provide Initial Services as specified in Schedule 4 attached hereto at the Company's request on an as needed
             ----------
basis;

          (b) During the Additional Term, PPTI shall provide Additional Services as specified in Schedule 5 attached hereto at the Company's request on
                         ----------
an as needed basis;

          (c) In the event Company determines to have a third-party construct DNA encoding protein polymers and conduct related research and development services including, but not limited to, process development and assay development ("Design Services"), the Company and PPTI shall proceed as follows:

               (i) Company shall first deliver to PPTI a proposal setting forth the specific Design Services requested (the "Noticed Design Services").

               (ii) Upon expiration of the ** following receipt of such notice, PPTI shall give written notice to Company of its intention to provide the Noticed Design Services. If PPTI does not timely give such written notice to Company, the applicable Protein Polymer Design and Supply Services Escrow Materials shall be released from escrow in accordance with Section 5(a)(viii) of the Escrow Agreement.

               (iii) In the event PPTI elects to provide the Noticed Design Services, PPTI shall provide such services to Company ** and the parties shall negotiate in good faith all other terms and conditions relating to the provision of the Noticed Design Services, including, all benchmarks, deliverables, and remedies for breach. In the event the parties are unable to execute an agreement for the Noticed Design Services within ** after PPTI delivers its notice (the "Negotiation Period"), Company may enter into negotiations with any third party to provide the Noticed Design Services upon terms not less favorable in the aggregate to Company than those specified in the last written offer made by PPTI to Company. In determining whether any third party's terms are less favorable in the aggregate to Company, the parties shall consider PPTI's proposed **. Upon execution of an agreement with a third party according to the provisions set forth herein, the applicable Protein Polymer Design and Supply Services Escrow Materials shall be released from escrow in accordance with Section 5(a)(viii) of the Escrow Agreement

               (iv) Company may not enter into an agreement for the Noticed Design Services on terms less favorable in the aggregate to Company without first re-offering the Noticed Design Services on such terms to PPTI, and PPTI shall have ** to accept such proposal (the "Re-Offer Period"). In the event that PPTI does not accept within the Re-Offer Period, Company shall have the right to execute an agreement with such third party to provide the Noticed Design Service and the applicable Protein Polymer Design and Supply Services Escrow


**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

Materials shall be released from escrow in accordance with Section 5(a)(viii) of the Escrow Agreement.

               (v) If Company has not entered into a definitive agreement with a third party for the Noticed Design Services within ninety (90) days after the later of the expiration of the Negotiation Period or the Re-Offer Period, then the Company shall repeat the procedure set forth in this paragraph (c) prior to entering in to any such definitive agreement.

               (vi) PPTI hereby consents to and acknowledges that, upon release to Company of the applicable Protein Polymer Design and Supply Services Escrow Materials, according to the terms of this paragraph (c) and Section 5(a)(viii) of the Escrow Agreement, Company, or any third party employed by Company, shall have the right to use such materials to perform the Noticed Design Services; provided however, that Company's transfer of such materials to any third-party shall be conditioned on PPTI's prior approval, which shall not be unreasonably withheld, delayed or conditioned.

               (vii) PTI hereby acknowledges that the Company shall at all times be free to perform the Design Services itself without adhering to the requirements of this paragraph (c) and that, notwithstanding anything to the contrary contained herein, the applicable Protein Polymer Design and Supply Services Escrow Materials shall be released to Company in accordance with
Section 5(a)(viii) of the Escrow Agreement.

          (d) Upon formation of a scientific review board by Company and until expiration of the License Agreement, PPTI shall, subject to Company's reasonable approval, appoint one (1) individual to serve as a member of such board; provided however, that **. Company shall pay PPTI ** per quarter and reimburse reasonable out-of-town travel and lodging expenses related to such individual's participation on the board; provided however, that PPTI shall not invoice and Company shall not be obligated to pay any amounts for such service during the Initial Term other than reimbursement of reasonable out-of-town travel and lodging expenses.

          (e) Upon mutual agreement by PPTI and the Company, PPTI will reasonably attempt to provide other additional support and services as may be requested by Company upon the terms and conditions mutually agreed to by the parties in writing.

     5.   Work Space and Equipment.
          ------------------------

          5.1  General. During the Initial Term and, at Company's request during
               -------
the Additional Term, PPTI shall provide the following accommodations to the Company at PPTI Facilities to support feasibility studies within the scope of the License Agreement:

          **.

During the Initial Term, PPTI shall provide the accommodations listed above to Company **. During the Additional Term, PPTI shall charge Company ** for such accommodations as used by Company.


**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

     6.   Price and Payment Terms.
          -----------------------

          (a) On the Effective Date and thereafter on a monthly basis during the Initial Term the Company shall pay PPTI ** (such monthly amount referred to as the "Minimum Payments"). During the Initial Term, PPTI will not invoice Company for any payment amounts for Materials and Initial Services accrued during the Initial Term, and any such payment amounts shall be paid, if necessary, in accordance with Section 6(b) and 6(d) below.

          (b) Within ** after expiration of the Initial Term, PPTI shall provide the Company with a statement (i) setting forth the Materials and Initial Services provided during the Initial Term and the related costs for such Materials and Initial Services, and (ii) itemizing any applicable credits due to Company or excess payments due to PPTI pursuant to paragraph (d) below.

          (c) Upon expiration of the Initial Term and within ** after the expiration of each consecutive ** period thereafter, PPTI shall provide the Company with a ** statement (i) setting forth the Materials, Additional Services, Design Services and other services provided to Company by PPTI and the related costs, and (ii) deducting any applicable credits to offset such expenses due to the Company pursuant to paragraph (d) below. Company shall make such payment within fifteen (15) days after receipt of the statement.

          (d) Notwithstanding anything else to the contrary contained herein, the parties agree that:

               (i) Upon expiration of the Initial Term, if the Company has paid the Minimum Payment each month of the Initial Term and has not received an aggregate of Initial Services and/or Materials equal to **, the Company shall receive a credit from PPTI equal to such difference which may be applied toward payments by the Company to PPTI according to paragraph (d)(ii) below, or for Materials, Additional Services, Design Services and/or other services provided hereunder.

               (ii) Upon expiration of the Initial Term, if the Company has paid the Minimum Payment each month of the Initial Term and has received an aggregate of Initial Services and/or Materials in excess of **, the Company shall be required to pay such additional amounts within fifteen (15) days after receipt of the statement described in paragraph (c) above; provided however, in the event that this Agreement is terminated prior to the expiration of the Initial Term, Company **.

               (iii) Until the Company receives at least one (1) Qualified Lot of Material from PPTI, the Company shall not be required to pay PPTI any amounts in excess of an aggregate of $100,000.

          (e) PPTI shall keep and maintain adequate records and books of account documenting all of its expenses related to the services and materials provided to Company hereunder. At Company's request and expense, PPTI shall permit a certified independent public accountant selected by Company to have access, no more than once in each year during the term of this Agreement and once during the twelve (12)-month period following receipt by PPTI of


**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

the last payment from Company of amounts due hereunder, during regular business hours and upon reasonable notice to PPTI, to such records and books for the sole purpose of verifying costs invoiced hereunder; provided, however, that if such certified independent public accountant reasonably determines that such costs have been, after adjustments herein provided for, overstated or understated by PPTI, Company shall promptly pay any such understatement to PPTI and PPTI shall promptly refund any such overpayment to Company, and if such costs were overstated by PPTI by an amount equal to or greater than **, PPTI shall also pay all reasonable fees and disbursements of such certified independent public accountant incurred in the course of making such determination.

     7.   Representations, Warranties and Covenants.
          -----------------------------------------

          (a) PPTI represents and warrants to Company that it is duly authorized and empowered to enter into and perform this Agreement; and the execution and performance of this Agreement by PPTI does not and will not conflict with or violate any contract, agreement, indenture, mortgage, instrument, writ, judgment, or order of any court, arbiter or governmental or quasi-governmental body to which PPTI is a party or by which PPTI is bound.

          (b) PPTI represents and warrants to Company that prior to first shipment of the Materials it will have received all necessary licenses, permits and Regulatory Approvals for manufacture of Materials.

          (c) PPTI agrees to adhere to all known laws, rules and regulations applicable to the manufacture of Materials under this Agreement and warrants that the Materials will be manufactured in accordance with all applicable specifications and will be delivered to Company free and clear of all third party claims, liens and encumbrances.

          (d) PPTI represents and warrants to Company that PPTI shall use commercially reasonable efforts to perform the Initial Services, Additional Services, Design Services and all other services performed hereunder in a good and workmanlike manner.

          (e) PPTI represents and warrants to Company that it has sufficient right and title to and ownership of, sufficiently free and clear of all liens, claims and encumbrances of any nature, the Intellectual Property and has sufficient right or title to or ownership of, sufficiently free and clear of all liens, claims and encumbrances of any nature all equipment related to the manufacture and design of protein polymers, to perform its obligations under this Agreement.

          (f) Company represents and warrants to PPTI that it is duly authorized and empowered to enter into and perform this Agreement; and the execution and performance of this Agreement by Company does not and will not conflict with or violate any contract, agreement, indenture, mortgage, instrument, writ, judgment, or order of any court, arbiter or governmental or quasi-governmental body to which Company is a party or by which Company is bound.

          (g)  **.


**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

     8.   Term and Termination.
          --------------------

          (a) The term of this Agreement shall commence as of the date hereof and, unless terminated earlier pursuant to the provisions of this Agreement, shall expire upon the expiration or termination of the License Agreement.

          (b) The obligations of a party under this Agreement (but not its rights hereunder) may be terminated by such party if: (i) subject to Section 9 below, the other party fails to perform any material term, provision, covenant or obligation imposed upon it under this Agreement, which failure or refusal shall continue for ** following written notice thereof from the non-defaulting party specifying the event of default; or (ii) the other party is dissolved or liquidated, makes a general assignment for the benefit of its creditors, files a voluntary petition under any applicable bankruptcy or insolvency law, has a receiver appointed for its property, or has a petition for bankruptcy or insolvency filed against it which petition is not dismissed or vacated within ** after filing; in both instances, PPTI shall be under no obligation to provide Company with Materials, Initial Services, Additional Services or Design Services during the cure period if Company has failed to pay PPTI any sums due under this Agreement and Company shall not be entitled to Escrow Materials during the cure period.

          (c) The failure of a party to terminate its obligations under this Agreement by reason of the breach of any of the provisions by the other party shall not be construed as a waiver of the rights or remedies available for any subsequent breach of the terms and provisions of this Agreement.

          (d) A party electing to terminate its obligations under this Agreement shall also be entitled to pursue such additional remedies at law or in equity that it may have as a result of a breach of or default under this Agreement by the other party.

          (e) Any party bringing action to enforce the obligations of the other party or its rights under this Agreement shall be entitled to recover all costs and expenses (including reasonable attorneys fees and court costs) incurred by it in such enforcement action.

     9.   Force Majeure.
          -------------

          (a) The obligations of a party hereunder shall be suspended by the occurrence of any event beyond the control of such party, such as acts of God, war, warlike conditions, strikes, lockouts, power failures, the elements, embargoes, or law, regulation or governmental order, whether or not valid, restricting performance; provided, however, that such party shall take reasonable measures to remove the disability or restriction and resume operations at the earliest possible date.

          (b) Subject to compliance with paragraph (c) below, any delay in or failure of performance by either party under this Agreement as a result of a Force Majeure shall not be considered a breach of this Agreement during the period of delay.

          (c) Any party affected by such Force Majeure who wishes to rely on the provisions of paragraph (a) above shall as soon as reasonably practicable give notice to the other

**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

party specifying the matters constituting Force Majeure together with such evidence thereof as it can reasonably give and specifying the period for which it is estimated that such delay will continue.

     10.  Indemnification.
          ---------------

          (a) Each party ("Indemnitor") agree to indemnify, defend and hold harmless the other party ("Indemnitee") from and against all liabilities, losses, costs, damages and expenses (excluding fees and disbursements of the Indemnitee's counsel and court costs, except as provided below) caused by, arising out of resulting from (i) the Indemnitor's gross negligence or willful misconduct in carrying out its obligations under this Agreement, (ii) the Indemnitor's failure to comply with any law or regulation applicable to the performance of its obligations under this Agreement, (iii) any liabilities of Indemnitor in respect of recalls, in any such case that is not based on any act or omission or alleged act or omission of the Indemnitee, (iv) a claim of intellectual property infringement caused by the specific manner of use of a Product by Company, or its Affiliates, sub-licensees or distributors, (v) with respect to the Materials manufactured by PPTI, any claim of infringement of composition of matter or method of manufacture by PPTI, or (vi) with respect to Materials not manufactured by PPTI, any claim of infringement of intellectual prorperty rights relating to **. The indemnity provided above shall not extend to any liabilities, losses, costs, damages or expenses caused by or resulting from or arising out of any act or omission or breach of representation, warranty or covenant of the Indemnitee.

          (b) Each party agrees to give the other party prompt notice of any claim or demand made or the institution of any suit or proceeding brought upon the grounds referred to under this Section 10, and to permit the Indemnitor to conduct the defense of any such claim, demand, suit, or proceeding, and to give the Indemnitor all information in its possession which is pertinent to the defense of any such claim, demand, suit or proceeding, and to give the Indemnitor the authority and assistance appropriate or necessary to enable the Indemnitor to carry on such defense and any appeal from a judgment or decree rendered in any such suit or proceeding. However, nothing in this Section 10(b) will prevent the Indemnitee from engaging its own counsel in any such matter and, if there shall exist a bona fide conflict between the rights and interest of the indemnifying party and the indemnified party, from being indemnified with respect to such engagement to the extent provided in this Section 10.

          (c) Without its prior consent, PPTI will not be responsible for or bound by any compromise made by Company in any matter in which Company is indemnified by PPTI. Without its prior consent, Company will not be responsible for or bound by any compromise made by PPTI in any matter in which Company is indemnified by PPTI.

          (d) The Indemnitee agrees to give the Indemnitor prompt notice of any claim, demand, suit or proceeding asserted, made or brought against the Indemnitee (including any claim, demand, suit or proceeding asserted, made or brought by any governmental authority) for which the Indemnitor might be liable under the foregoing provisions. However, the failure to give prompt notice shall not relieve the Indemnitor from its obligations hereunder unless the failure to give prompt notice has materially and adversely affected the Indemnitor's defense of the claim or action.


**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

     11.  Product Liability Insurance. Company and PPTI shall, prior to
          ---------------------------
commencement of activities involving Clinical Use of the Materials, and at all times thereafter until 12 months after the expiration or termination of this Agreement, each carry such products liability and comprehensive general liability insurance, naming the other party as an insured under such policy, and in such amounts and subject to such other requirements and restrictions as may be customary in the United States. PPTI and Company shall have the right to audit the other party to ensure compliance with this obligation. The parties agree that any failure to comply with the obligations of this Section 11 shall be deemed a material breach of this Agreement.

     12.  Confidentiality.
          ---------------

          (a) Subject to paragraph (c) and the terms of the Escrow Agreement, during the term of this Agreement and for a period of ** thereafter, each party shall maintain in confidence and shall not disclose to any third party any know-how, trade secrets, business or technical information or other information ("Confidential Information") received from the other party relating to Product, and shall not use the other party's Confidential Information except for the purposes of this Agreement without the prior written consent of such other party. These confidentiality and non-use obligations shall not apply to any Confidential Information that the receiving party can demonstrate:

               (i) at the time of disclosure to the receiving party was, or thereafter becomes, a part of the public domain through no fault of the receiving party, its Affiliates, distributors or sub-licensees;

               (ii) was subsequently lawfully disclosed to the receiving party by a third party not under an obligation of confidentiality with or through the disclosing party;

               (iii) was in the lawful possession of the receiving party prior to disclosure by the disclosing party; or

               (iv) is required to be disclosed by judicial or administrative order provided that notice is given to the disclosing party and the disclosing party has an opportunity to seek a protective order, and further provided, that disclosure is limited to compliance with the judicial or administrative order.

          (b) During the term of this Agreement, each party shall take all reasonable steps to:

               (i) prevent any disclosure in breach of paragraph (a) of Confidential Information of the other which would be materially prejudicial to the interests of the other party;

               (ii) limit the disclosure of information to such of its Affiliates, distributors and sub-licensees and their respective employees as require the information for the purposes of this Agreement; and

               (iii) procure that the persons referred to in subparagraph (ii) of this paragraph (b) enter into appropriate confidentiality agreements.

**Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

          (c) Immediately upon the expiration or other termination of this Agreement and the License Agreement, and except as provided for in the Escrow Agreement, Company shall return to PPTI all of the Confidential Information in its possession or control, except that one copy of such information may be retained by Company's counsel under seal to evidence compliance with this Agreement.

          (d) Except as required by law or as expressly set forth herein, neither party shall make any public statement, press release or other announcement relating to the terms or existence of this Agreement, or the business relationship of the parties, without the prior written consent of the other party.

     13.  Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR
          -----------------
OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     14.  Notices. Notices hereunder shall be in writing and shall be deemed to
          -------
have been duly given if personally delivered or when sent by facsimile or other telegraphic means. Such notices shall be effective upon receipt, if by personal delivery, or if by facsimile, on the date of the confirmation of "ok" transmission. Addresses and persons to be notified may be changed by either party by giving written notice thereof to the other party.

          To Company:        Spine Wave, Inc.
                             12230 El Camino Real, Suite 300
                             San Diego, California 92130
                             Telecopy No: (858) 350-7951
                             Attn: David Coats

          With a copy to:    Brobeck, Phleger & Harrison LLP
                             12390 El Camino Real
                             San Diego, California 92130
                             Attention Fay H. Russell, Esq.
                             Fax: (858) 720-2555

          To PPTI:           Protein Polymer Technologies, Inc.
                             10655 Sorrento Valley Road
                             San Diego, California 92121
                             Telecopy No: (858) 558-6477
                             Attn: President

          With a copy to:    Piper, Marbury, Rudnick & Wolfe
                             203 North La Salle Street, Suite 1800
                             Chicago, Illinois 60601
                             Attn: John H. Heuberger, Esq.
                             Fax: (312) 630-5322

     15.  Miscellaneous.
          -------------

          (a) This instrument, together with the Purchase Agreement, Voting Agreement, the License Agreement and the Escrow Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement shall not be amended, varied, modified or supplemented except by an agreement in writing signed by the party to be charged. To the extent the terms of this Agreement shall conflict with the terms of the License Agreement, the terms of the License Agreement shall control.

          (b) The headings used herein are for ease of reference only and are not to be used in the interpretation or construction of this Agreement.

          (c) Neither party shall assign or otherwise transfer this Agreement or any part hereof (and any attempt to do so will be void) to any third party without the prior written permission of the other party, except to an entity that acquires all or substantially all of such party's assets or operations.

          (d) PPTI and Company shall at all times be and remain independent contractors and not agents, partners or joint venturers of the other for any purpose whatsoever and neither PPTI nor Company shall have authority to create or assume any obligation, express or implied, in the name of or on behalf of the other party or to bind the other party in any manner whatsoever.

          (e) The failure of either party to enforce at any time or for any period of time any one or more of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision.

          (f) This Agreement shall be construed and the rights of the parties shall be determined in accordance with the substantive laws of the State of California, without regard to its conflict of laws principles, except that the arbitration provisions contained in the License Agreement shall apply to this Agreement.

          (g) This Agreement shall be binding upon and enure to the benefit of the parties hereto, their successors and permitted assigns.

          (h)  Sections 6(e), 7(g), 8(d), 8(e), 10, 11, 12 and 13 dealing with rights and obligations upon and/or after termination of this Agreement shall survive termination of this Agreement to the extent necessary to give effect to such provisions.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

         SPINE WAVE, INC.


         By:_________________________________________
            David Coats
            President and Chief Executive Officer


         PROTEIN POLYMER TECHNOLOGIES, INC.


         By:__________________________________________
            J. Thomas Parmeter
            President and Chief Executive Officer


               [SIGNATURE PAGE TO SUPPLY AND SERVICES AGREEMENT]

                                   SCHEDULE 1

           MATERIALS DURING THE START-UP TERM AND FOR NON-CLINICAL USE
           -----------------------------------------------------------


     During the Start-Up Term, PPTI shall supply Materials to the Company for Non-Clinical Use at the Company's request as follows:

--------------------------------------------------------------------------------
 Material supplied by PPTI:                         Cost to Company:
 --------------------------                         ----------------
--------------------------------------------------------------------------------
 For each Qualified Lot of Material (except as      ** per each Qualified Lot
 set forth below)
--------------------------------------------------------------------------------
 For each Off-the-Shelf Lot of Material             **
--------------------------------------------------------------------------------
 For each Additional Qualified Lot of Material      ** per each Qualified Lot
--------------------------------------------------------------- ----------------

"Additional Qualified Lot" shall mean any Qualified Lot of Material ordered by Company (i) after the Company orders ** Qualified Lots of Material and (ii) in excess of ** Qualified Lot for any ** period; provided that, for purposes of clarity, orders in any ** shall be counted toward any ** period with either the immediately preceding or immediately subsequent **, but not both.

"Off-the-Shelf Lot" shall mean any lot of Material existing in PPTI's inventory as of the date of this Agreement.


** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                  Schedule 1-1

                                   SCHEDULE 2

             MATERIALS AFTER THE START-UP TERM AND FOR CLINICAL USE
             ------------------------------------------------------


     After the Start-Up Term or for purchases of Materials made for Clinical Use during the Start-Up Term, PPTI shall provide Materials to the Company at the Company's request as follows:


--------------------------------------------------------------------------------
 Material:                                            Cost:
 ---------                                            -----
--------------------------------------------------------------------------------
 Qualified Lot supplied by PPTI                       ** per each Qualified Lot
--------------------------------------------------------------------------------
 Qualified Lot supplied by third-party contract       ** per each Qualified Lot
 manufacturer
--------------------------------------------------------------------------------


** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                  Schedule 2-1

                                   SCHEDULE 3

                           QUALITY CONTROL PROCEDURES
                           --------------------------


**

** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                  Schedule 3-1

                                   SCHEDULE 4

                                INITIAL SERVICES
                                ----------------


**

** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                  Schedule 4-1

                                   SCHEDULE 5
                               ADDITIONAL SERVICES
                               -------------------

**

** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                                  Schedule 5-1